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Securities and Exchange Commission (the "Commission")
Washington, DC 20549

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of
the Securities Exchange Act of 1934 (the "Exchange Act")

Lehman Brothers Holdings Capital Trust III
(with respect to the Trust Preferred Securities)
 Lehman Brothers Holdings Inc.
(with respect to the related guarantee and back-up obligations) (together, the "Registrants")
(Exact name of Registrants as specified in their charters)

Delaware
(State or other jurisdiction of incorporation for both Registrants)

Lehman Brothers Holdings Capital Trust III—13-4054198
Lehman Brothers Holdings Inc.—13-3216325
(IRS employer identification nos.)

c/o Lehman Brothers Holdings Inc.
745 Seventh Avenue
New York, New York 10019

(Address of principal executive offices, including zip code, for both Registrants)

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securites Act of 1933 registration statement file number to which this form relates: N/A

Securities to be Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.375% Preferred Securities, Series K (and the related guarantee and back-up obligations)	New York Stock Exchange, Inc.

Securities to be Registered Pursuant to Section 12(g) of the Exchange Act: None

Item 1. Description of Registrants' Securities to be Registered.

        The Registrants hereby incorporate by reference the descriptions set forth under the captions "Certain Terms of the Preferred Securities" and "Relationship Among the Preferred Securities, the Subordinated Debentures and the Guarantee" in the Prospectus Supplement dated March 12, 2003 and "Description of the Preferred Securities" and "Description of the Guarantee" in the accompanying Prospectus dated June 5, 2001, filed with the Commission on March 14, 2003 pursuant to Rule 424(b)(2) under the Securities Act of 1933.

Item 2. Exhibits.

        The securities described herein are to be registered pursuant to Section 12(b) of the Exchange Act on an exchange on which other securities of Registrant Lehman Brothers Holdings Inc. are currently registered. In accordance with the instructions regarding exhibits on Form 8-A, the following exhibits are incorporated herein by reference:

1.01
Certificate of Trust of Lehman Brothers Holdings Capital Trust III (incorporated by reference to Exhibit 4(w) of the Registrants' Registration Statement on Form S-3, filed with the Commission on April 15, 1998).
1.02
Amended and Restated Declaration of Trust (the "Declaration") for Lehman Brothers Holdings Capital Trust III (incorporated by reference to Exhibit 4.03 of Lehman Brothers Holdings Inc.'s Current Report on Form 8-K filed with the Commission on March 17, 2003).
1.03
Certificates evidencing Preferred Securities issued under the Declaration (incorporated by reference to Exhibit 4.04 of Lehman Brothers Holdings Inc.'s Current Report on Form 8-K filed with the Commission on March 17, 2003).
1.04
Guarantee of Lehman Brothers Holdings Inc. with respect to the Trust Preferred Securities (incorporated by reference to Exhibit 4.05 of Lehman Brothers Holdings Inc.'s Current Report on Form 8-K filed with the Commission on March 17, 2003).
1.05
Indenture dated as of February 1, 1996 between Lehman Brothers Holdings Inc. and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee, relating to a Junior Subordinated Debenture purchased by Lehman Brothers Holdings Capital Trust III (incorporated by reference to Exhibit 2 of Lehman Brothers Holdings Inc.'s Registration Statement on Form 8-A filed with the Commission on February 8, 1996).
1.06
Supplemental Indenture dated as of February 1, 1996 between Lehman Brothers Holdings Inc. and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee (incorporated by reference to Exhibit 3 of Lehman Brothers Holdings Inc.'s Registration Statement on Form 8-A filed with the Commission on February 8, 1996).
1.07
Fourth Supplemental Indenture dated as of March 17, 2003 between Lehman Brothers Holdings Inc. and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (incorporated by reference to Exhibit 4.01 of Lehman Brothers Holdings Inc.'s Current Report on Form 8-K filed with the Commission on March 17, 2003).
1.08
6.375% Subordinated Deferrable Interest Debenture due 2052 purchased by Lehman Brothers Holdings Capital Trust III (incorporated by reference to Exhibit 4.02 of Lehman Brothers Holdings Inc.'s Current Report on Form 8-K filed with the Commission on March 17, 2003).

Signature

        Pursuant to the requirements of the Exchange Act, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.

LEHMAN BROTHERS HOLDINGS INC.
By:	/s/ OLIVER BUDDE Oliver Budde Vice President
LEHMAN BROTHERS HOLDINGS CAPITAL TRUST III
By:	/s/ JEFFREY A. WELIKSON Jeffrey A. Welikson Regular Trustee
By:	/s/ OLIVER BUDDE Oliver Budde Regular Trustee

March 17, 2003

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